Exhibit (k)(10)
AMENDMENT AND REAFFIRMATION AGREEMENT
          This AMENDMENT AND REAFFIRMATION AGREEMENT (this “Amendment and Reaffirmation”) is made as of February 22, 2011, among FIFTH STREET FINANCE CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), FSFC Holdings, Inc., a Delaware corporation (“FSFC”), FSF/MP Holdings, Inc., a Delaware corporation (“FSF/MP”), Fifth Street Fund of Funds LLC, a Delaware limited liability company (“Fifth Street”; collectively with FSFC and FSF/MP, the “Subsidiary Guarantors”), and ING CAPITAL LLC, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the parties defined as “Lenders” under the Amended and Restated Credit Agreement referred to below and as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the parties defined as “Secured Parties” under the Guarantee and Security Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Guarantee and Security Agreement (as defined below).
W I T N E S S E T H:
          Reference is made to (i) the Guarantee, Pledge and Security Agreement dated as of May 27, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms, the “Guarantee and Security Agreement”) among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Collateral Agent, and (ii) the Senior Secured Revolving Credit Agreement, dated as of May 27, 2010 (as in effect on the date hereof, the “Existing Credit Agreement”) among the Borrower, the lenders party thereto and the Administrative Agent.
          WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent desire to amend and restate the Existing Credit Agreement by entering into an Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 18, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms, the “Amended and Restated Credit Agreement”); and
          WHEREAS, as a condition precedent to the effectiveness of the Amended and Restated Credit Agreement and the obligations thereunder of the Lenders (as defined therein) (the “Lenders”), the Borrower and each Subsidiary Guarantor shall have duly executed and delivered to the Collateral Agent this Amendment and Reaffirmation.

          NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to the Guarantee and Security Agreement. Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Guarantee and Security Agreement is hereby amended as follows:
     (i) Section 1.02 of the Guarantee and Security Agreement is hereby amended:
          (a) by deleting the phrase “Structured Facility Agreements” in clause (ii) of the definition of “Excluded Assets” and replacing it with the phrase “Structured Facility Agreements — FSF”.
          (b) by deleting the phrase “the Structured Subsidiary” in clause (iv) of the definition of “Excluded Assets” and replacing it with the phrase “any Structured Subsidiary”.
          (c) by deleting the definition of “Subsidiary” and replacing it with the following:
               ““Subsidiary” has the meaning given to such term in the Credit Agreement.”
     (ii) Section 7.05 of the Guarantee and Security Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
“As contemplated by Section 5.08 of the Credit Agreement, new Subsidiaries (other than a “Financing Subsidiary” as defined in the Credit Agreement) of the Borrower formed or acquired by the Borrower after the date hereof, existing Subsidiaries of the Borrower that after the date hereof cease to constitute “Financing Subsidiaries” under and as defined in the Credit Agreement, and any other Person that otherwise becomes a Subsidiary within the meaning of the definition thereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto.”
     (iii) Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 to the Guarantee and Security Agreement are hereby amended by deleting the said Annexes and replacing it with the Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 hereto.
     2. Conditions to Effectiveness of Amendment. This Amendment and Reaffirmation shall become effective as of the date (the “Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment and Reaffirmation duly executed and delivered by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Collateral Agent.

     3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment and Reaffirmation, each Obligor represents and warrants to the Secured Parties that, as of the Effective Date and after giving effect to this Amendment:
     (i) This Amendment and Reaffirmation has been duly authorized, executed and delivered by such Obligor, and constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms. The Guarantee and Security Agreement, as amended by the Amendment and Reaffirmation, constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.
     (ii) The representations and warranties set forth in Section 2 of the Guarantee and Security Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of the Effective Date.
     4. Affirmation of Guarantee and Security Interest. By its execution hereof, (a) each Subsidiary Guarantor hereby consents to the Amended and Restated Credit Agreement and the transactions contemplated thereby, (b) the Borrower and each Subsidiary Guarantor agrees that, notwithstanding the effectiveness of the Amended and Restated Credit Agreement, the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (c) each Subsidiary Guarantor confirms its guarantee of the Secured Obligations (as defined in the Guarantee and Security Agreement and which definition, for clarity, incorporates by reference the Credit Agreement Obligations under the Amended and Restated Credit Agreement) and Borrower and each Subsidiary Guarantor confirms their grant of a security interest in its assets as Collateral for the Secured Obligations, and (d) Borrower and each Subsidiary Guarantor acknowledge that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.
     5. Counterparts. This Amendment and Reaffirmation may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment and Reaffirmation by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment and Reaffirmation.
     6. Governing Law. This Amendment and Reaffirmation shall be construed in accordance with and governed by the law of the State of New York.
     7. Miscellaneous Provisions. The provisions of Section 10 of the Guarantee and Security Agreement will apply with like effect to this Amendment and Reaffirmation.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed and delivered as of the day and year first above written.

FIFTH STREET FINANCE CORP.

By:
Name:
Title:

FSFC HOLDINGS, INC.

By:
Name:
Title:

FSF/MP HOLDINGS, INC.

By:
Name:
Title:

FIFTH STREET FUND OF FUNDS LLC

By:
Name:
Title:
[Signature Page to the Amendment and Reaffirmation]

ING CAPITAL LLC,
as Administrative Agent and Collateral Agent

By Name:
Title:
[Signature Page to the Amendment and Reaffirmation]